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                                                                     EXHIBIT 5.1

                     [Drinker Biddle & Reath LLP letterhead]





                                   May 3, 1999

Delphi Automotive Systems Corporation
5725 Delphi Drive
Troy, Michigan 48098

                    Re:    Delphi Automotive Systems Corporation
                           Registration Statement on Form S-3
                           (Registration No. 333-73285)
                           -------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Delphi Automotive Systems Corporation, a Delaware corporation (the "Company"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on Form S-3 (Registration No. 333-73285), as amended by Amendment No. 1 filed March 25, 1999 (the "Registration Statement"), (ii) the preparation of a Prospectus Supplement dated April 28, 1999 (the "Prospectus Supplement") to the prospectus included in the Registration Statement, relating to the public offering of $500,000,000 principal amount of the Company's 6 1/8% Notes due 2004, $500,000,000 principal amount of the Company's 6 1/2% Notes due 2009 and $500,000,000 principal amount of the Company's 7 1/8% Debentures due 2029 (collectively, the "Securities") pursuant to the Indenture between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), dated April 28, 1999 (the "Indenture"), and (iii) the execution and delivery of an Underwriting Agreement dated as of April 28, 1999 by and among the Company and the several underwriters named therein (the "Agreement") relating to the issuance and sale of the Securities.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other agreements, documents and instruments, the Restated Certificate of Incorporation and Bylaws of the Company, the Indenture, the Agreement, the Registration Statement, the Prospectus Supplement and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

         In rendering this opinion, we have assumed the authenticity of documents submitted to us as originals, the genuineness of signatures, the legal capacity of natural persons, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and


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Delphi Automotive Systems Corporation
April 30, 1999
Page 2


completeness of all corporate records and other information made available to us by the Company.

         As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company's management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

         Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that the Securities, when duly executed, authenticated, issued, paid for and delivered in accordance with the provisions of both the Indenture and the Agreement, will have been validly issued, fully paid and nonassessable by the Company and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect affecting the rights of creditors generally and by general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or in equity.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated May 3, 1999, to the incorporation by reference of this opinion in the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. In consenting to such filing and to such references to our firm, we do not admit that our consent establishes that we come within the categories of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Drinker Biddle & Reath LLP

                                   DRINKER BIDDLE & REATH LLP